LEASE ADDENDUM NO. 9
THIS LEASE ADDENDUM NO. 9 (“Addendum No. 9”) is made and executed as of this 26 day of October, 2015, by and between COTTONWOOD NEWPARK ONE, L.C., a Utah limited liability company (“Landlord”), and SKULLCANDY, INC., a Delaware corporation (“Tenant”), as an addendum to that certain Lease Agreement between Landlord and Tenant dated the 27th day of August, 2007, as amended by that certain Lease Addendum No. 1 dated the 18th day of June, 2008, that certain Lease Addendum No. 2 dated the 21st day of July, 2010, that certain Lease Addendum No. 3 dated the 2nd day of September, 2010, that certain Lease Addendum No. 4 dated the 4th day of October, 2011, that certain Lease Addendum No. 5 dated the 16th day of November, 2012, that certain Lease Addendum No. 6 dated the 3rd day of June, 2014 (“Addendum No. 6”), that certain Lease Addendum No. 7 dated the 20th day of October, 2014 (“Addendum No. 7”), and that certain Lease Addendum No. 8 dated the 14th day of May, 2015 (“Addendum No. 8”) (collectively, the “Lease”). Landlord and Tenant are sometimes collectively referred to below as the “parties.”

RECITALS:
A.    Pursuant to the Lease, Tenant leased from Landlord that certain commercial office space consisting of approximately thirty-one thousand nine hundred eighty-one (31,981) rentable square feet (27,560 usf) (the “Premises”) in a building (the “Building”) constructed on real property owned by Landlord located at 1441 West Ute Boulevard, Park City, Utah, as more particularly described in the Lease.
B.    The parties desire to modify and amend the Lease, subject to the terms and conditions of this Addendum No. 9.
NOW, THEREFORE, for and in consideration of the parties’ covenants and agreements contained herein and in the Lease, Landlord and Tenant covenant and agree as follows:

AGREEMENT:

1.    Recitals. The recitals to this Addendum No. 9 are an integral part of the agreement and understanding of the parties, and are incorporated by reference in this Addendum No. 9.

2.    Definitions. The definitions of certain of the capitalized terms used in this Addendum No. 9 not expressly defined in this Addendum No. 9 will have the respective meanings set forth in the Glossary of Defined Terms attached as Exhibit A to the Lease or elsewhere in the Lease.

3.    Specific Lease Amendments. Effective as of the date of this Addendum No. 1 (the “Effective Date”), the terms of the Lease are amended as follows:

a.    Extension of Lease Term. The Lease Term is presently scheduled to expire on August 31, 2016. Effective as of September 1, 2016 (the “Extension Date”), the Lease Term is extended for a period expiring on February 28, 2017 (the “Revised Lease Expiration Date”), unless sooner terminated under the terms of the Lease. The period beginning on the Extension Date and continuing through the Revised Lease Expiration Date is the “Second Extension Term” and the Summary of Basic Lease Information and Section 3 of the Lease are amended accordingly. Tenant acknowledges and agrees that given the extension of the Lease Term as provided above, the second of two (2) Extension Options granted in Section 4 of Addendum No. 6 is deemed exercised and Tenant shall have no further options to extend.
b.    Monthly Base Rent for Extension Term. Pursuant to Section 7 of Addendum No. 7, the monthly Base Rent for the Premises for the Second Extension Term is as follows, and the Summary of Basic Lease Information of the Lease is amended accordingly:
Lease Months            Monthly Base Rent    Annual Base Rent

9/1/2016 – 2/28/2017	$ 52,155.68 $ 625,868.17

4.    Tenant’s Acceptance of the Premises. Tenant accepts the Premises in its “as is” condition, and Landlord shall have no liability or obligation for making any alterations or improvements of any kind in or about the Premises. Landlord and Tenant acknowledge that Tenant has been occupying the Premises pursuant to the Lease since the commencement of the initial Lease Term, and therefore Tenant continues to accept the Premises in its presently existing condition. Except as otherwise expressly provided in the Lease, Tenant further acknowledges and agrees that Landlord has made no representation or warranty with regard to the condition of the Premises or the suitability thereof for Tenant’s business, nor shall Landlord be obligated to provide or pay for any work or services related to the improvement of the Premises.

5.    Broker. Landlord and Tenant each represent to the other that it has had no dealings with any real estate broker, agent or finder in connection with the negotiation of this Addendum No. 9, except for Janet G. West of Sage Realty Services, L.C. (“Broker”), and that they know of no other real estate broker, agent or finder who is entitled to a commission or finder’s fee in connection with this Addendum No. 9. Each party shall indemnify, protect, defend and hold harmless the other party against all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including reasonable attorney fees) for any leasing commission, finder’s fee, equivalent compensation alleged to be owing on account of the indemnifying parties’ dealings with any real estate broker, agent or finder other than the Broker. The terms of this Section 5 will survive the expiration or earlier termination of the Lease Term.

6.    Other Provisions.

Tenant represents, warrants and agrees with Landlord as follows:
(a)    The Lease and this Addendum No. 9 embody the entire agreement now existing with Landlord related to the Premises; and
(b)    The Lease, as modified hereby, is in full force and effect; and
(c)    The Lease, or any interest therein, has not been previously transferred, subleased, assigned or pledged by Tenant; and
(d)    Tenant is not aware of any default by Tenant or Landlord under either the Lease or this Addendum No. 9.
Landlord represents, warrants and agrees with Tenant as follows:
(a)    The Lease and this Addendum No. 9 embody the entire agreement now existing with Tenant related to the Premises; and

(b)    The Lease, as modified hereby, is in full force and effect; and

(c)    Landlord is not aware of any default by Tenant or Landlord under either the Lease or this Addendum No. 9.

7.    General. Without limiting any provision respecting assignment or transfer as contained in the Lease, this Addendum No. 9 shall be binding upon and inure to the benefit of the respective legal representatives, and any authorized successors and assigns of the parties. This Addendum No. 9 shall be governed by, and construed in accordance with, the laws of the State of Utah. All notices and other communications given pursuant to the Lease, as modified hereby, shall be made as provided in the Lease. Except as modified in this Addendum No. 9, the Lease is, and shall remain, in full force and effect. The Lease, as amended by this Addendum No. 9, shall not be further amended or modified except by a written instrument signed by the parties. In the event of any conflict between the terms of the Lease and this Addendum No. 9, this Addendum No. 9 shall control. The person executing this Addendum No. 9 on behalf of Tenant warrants and represents that Tenant has full right and authority to execute, deliver and perform this Addendum No. 9 and no approval or consent of any third party (other than the parties to this Addendum No. 9) is necessary to make such Addendum No. 9 effectual or otherwise valid and binding. The person executing this Addendum No. 9 on behalf of Landlord warrants and represents that: (a) Landlord is a duly organized and existing legal entity, in good standing in the State of Utah; (b) Landlord has full right and authority to execute, deliver and perform this Addendum No. 9 and no approval or consent of any third party (other than the parties to this Addendum No. 9) is necessary to make this Addendum No. 9 effectual or otherwise valid and binding; and (c) the person executing this Addendum No. 9 on behalf of Landlord was authorized to do so. This Addendum No. 9 shall not be effective or binding unless and until it is fully executed and delivered by Landlord and Tenant. This Addendum No. 9 may be executed in multiple counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

[Signature Page to Follow]
DATED and effective as of the date first written above.

TENANT:	SKULLCANDY INC., a Delaware corporation

By:    /s/ Patrick Grosso
Name:    Patrick Grosso
Title:    Chief Legal Officer
Date:    October 26, 2015

LANDLORD:	COTTONWOOD NEWPARK ONE, L.C., a Utah limited liability company, by its manager
CPM NEWPARK, L.C., a Utah limited liability company, by its manager

COTTONWOOD PARTNERS MANAGEMENT, LTD., a Utah limited liability company, by its following general partner, COTNET MANAGEMENT, INC., a Utah corporation

By: /s/ John L. West
JOHN L. WEST, President

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